EXHIBIT 10.3

                             JOINT VENTURE AGREEMENT

THIS AGREEMENT is done this 28th day of December, 2000, by and between SUNGLOBE FIBER SYSTEMS CORPORATION, a Delaware corporation with principal offices located at 1550 Sawgrass Corporate Parkway, Suite 370, Sunrise, FL 33325 ("Sunglobe"); and MULTI HOLDING CORPORATION, a Cayman Islands corporation with principal offices located at Ave. Samuel Lewis, Torre Hong Kong Bank, 11th floor, Panama City, Panama ("MHC").


                                   WITNESSETH:

         WHEREAS, MHC is a holding company involved in the telecommunications industry in Panama; and

         WHEREAS, Sunglobe provides international telecommunications services in the Caribbean utilizing terrestrial, submarine and satellite facilities; and

         WHEREAS, the parties wish to collaborate with one another in the creation of a network access point ("NAP") in Panama for the provision of broadband Internet services into and out of that country;

         NOW, THEREFORE, in consideration for the covenants and conditions contained herein and for other good and valuable consideration, the parties hereto have agreed and undertake as follows:

         I. THE PROJECT

         1.1 The parties will jointly undertake design, construction and operation of the NAP (the "Project") in accordance with the terms more specifically set forth in Article II below at a location in Panama to be mutually agreed upon by the parties. Ownership and any division of profits from operation of the NAP shall be governed by the provisions of Article III hereof.

         1.2 It is agreed that the NAP shall be ready to commence operations within 12 months of the execution of this Agreement (the "Provisional Operational Date"), and the parties hereby agree to cooperate with one another in the performance of their respective duties hereunder and to use all reasonable commercial efforts to have the NAP operational by the Provisional Operational Date.

         1.3 The parties will establish a separate corporation in Panama ("JV Corporation") for the design, construction, ownership and operation of the NAP, which entity shall be owned in accordance with the provisions of Article III below.



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         II. CONTRIBUTIONS OF THE PARTIES

         2.1 MHC shall contribute to the Project up to a maximum of U.S. Ten Million Dollars (U.S.$10,000,000), in cash or in kind, to pay for the construction and operation of the Project. This contribution will be comprised of the following elements:

                 (a) A site of appropriate size for the construction and operation of the NAP. Selection of such site shall be subject to Sunglobe's reasonable prior approval, which approval shall be based on assuring that the NAP is able to meet the technical specifications provided by Sunglobe. Any improvements on such site which must be constructed, completed or altered in order to meet Sunglobe's design specifications shall be provided at MHC's sole cost. The site shall comply with the parties' jointly agreed security concerns and with all governmental environmental and other regulatory requirements for the operation of the NAP. MHC shall decide whether the site will be contributed to the equity of the JV Corporation or will be leased by it,..

                  (b) All requisite governmental authorizations, including any necessary zoning approvals, for the Project.

                  (c) Securing guarantees for the procurement of credit.

                  (d) At Sunglobe's request, capacity on terrestrial telecommunications networks and undersea fiber optic cables and satellites necessary to support the operation of the NAP beyond the fiber optic and satellite capacity which Sunglobe will make available to the Project.

         2.2 Sunglobe shall contribute to the Project as follows:

                  (a) Preparation of technical specifications for the site and any improvements thereon required to house and operate the NAP, excluding, however, architectural designs.

                  (b) Network technical design, business plan and operating budgets for the NAP.

                  (c) Oversight of the technical construction of the NAP,

                  (d) Capacity on undersea fiber optic cables and satellites to support operation of the NAP. Sunglobe will be paid by the Project at its most favored customer rate for the use of such fiber optic and satellite capacity. The JV Corporation shall not be required to use Sunglobe's capacity if other less expensive alternatives or better services are available to it.

                  (e) Client development and marketing efforts,

                  (f) Other technical support requested by the parties for development of the Project.


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2.3 The parties will agree on the fair value of all assets and services contributed in kind to the Project or JV Corporation pursuant to Section 2.1 and
2.2 above.

         III. FINANCIAL TERMS; OWNERSHIP

         3.1 In consideration for the parties' respective contributions to the Project, as set forth in Article II above, it is agreed that MHC will own Eighty-Five Percent (85%) and Sunglobe will own Fifteen Percent (15%) of the Project, including assets, liabilities and revenues. Promptly after the execution of this Agreement, the parties shall incorporate the Project as a separate entity. The cost of such incorporation will be funded out of MHC's initial contribution to the Project. MHC, or a wholly-owned subsidiary of MHC, will own 85% of the shares, and Sunglobe will own 15% of the shares, of the jointly owned entity.

         3.2 Until the incorporation of the JV corporation as a separate entity, each party shall be responsible for the timely payment of all income and other taxes (including social security contributions) relating to its execution and delivery of this Agreement and the performance of its respective obligations contemplated in this Agreement.

         3.3 In the event that construction or operation of the NAP exceed the aggregate cost of the respective contributions of the parties set forth in Sections 2.1. and 2.2. (the "Projected Project Cost"), then MHC shall contribute Eighty-Five Percent (85%) and Sunglobe shall contribute Fifteen Percent (15%) of the costs in excess of the Projected Project Cost (the "Excess Project Cost"). Should Sunglobe be unable, or unwilling, to contribute all of its agreed portion of the Excess Project Cost, Sunglobe's equity in the Project shall be reduced in an amount proportionate to the portion of its agreed contribution it is unable to pay. The parties agree that new partners or investors may be brought into the Project.

         IV. PROJECT MANAGEMENT & MARKETING

         4.1 Primary responsibility for the operation and marketing of the NAP from and after the Provisional Operational Date will rest with an independent management team hired by the joint venture for this purpose with the technical advice of Sunglobe. If Sunglobe is retained as - management or technical consultant to the Project after the Provisional Operational Date, it will be compensated for fulfillment of its responsibilities at rates to be agreed by the parties.

         4.2 Once this Project is incorporated as a separate entity, decisions will be taken by the Board of Directors of the jointly owned entity. The parties will be represented at the Board of Directors according to their respective ownership interests in the jointly owned entity.

         4.3 As a condition subsequent to the effectiveness of this Agreement, and prior to the N Corporation becoming operational, the parties will negotiate in good faith and agree upon the terms of the Articles of Incorporation and/or of a shareholders agreement governing the operation of the JV Corporation, to incorporate standard preemptive rights, rights of first refusal, proportional representation of shareholders in the Board of Directors and supermajority vote


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for extraordinary corporate actions such as dissolution of the company, merger, filing forbankruptcy, substantial technical changes, and sale of all or substantially all assets of the corporation. All other corporate actions will be adopted by a majority of votes.

         V. TERM

         5.1 The term of this Agreement shall commence upon its execution by the parties and shall continue for a two-year period, unless terminated earlier in accordance with Article XIV below. No later than Sixty (60) days prior to the end of such initial term, the parties shall meet to discuss whether (a) they elect to extend the term, (b) one of them elects to acquire the interests of the other in the Project on terms to be agreed, or (c) they elect to terminate the Project and not renew or extend the term of the Agreement.

         VI. REPRESENTATIONS AND W ARRANTIES

         6.1 As an inducement to Sunglobe entering into and performing this Agreement, MHC hereby represents and warrants to Sunglobe as follows:

                  (a) MHC is a corporation duly organized and validly existing and is in good standing under the laws of the Cayman Islands.

                  (b) MHC has full power and authority to enter into this Agreement and carry out the transactions contemplated hereunder. MHC has taken all necessary action required by law, its [articles of incorporation and by-laws] and otherwise to authorize the execution and performance of this Agreement, and this Agreement is a valid and binding obligation of MHC enforceable in accordance with its terms.

                  (c) The execution, delivery and performance of this Agreement does not and will not violate any provision of the articles of incorporation of MHC, except as disclosed to Sunglobe prior to the date of this Agreement, any provision of any agreement or commitment to which MHC is a party, or which is applicable to MHC, or to its knowledge violate any statute, law, regulation or rule or any judicial or administrative judgment, decree or order to which it is a party or is subject.

                  (d) No consent, order, permit, or other authorization, approval or similar action is required from any party, court, governmental authority or agency for MHC to enter into this Agreement and assume the responsibilities assigned to it hereunder.

         6.2 As an inducement to MHC entering into and performing this Agreement, Sunglobe hereby represents and warrants to MHC as follows:

                  (a) Sunglobe is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware, United States of America.

                  (b) Sunglobe has full power and authority to enter into this Agreement and carry out the transactions contemplated hereunder. Sunglobe has taken all necessary action required by law, its articles of incorporation and


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by-laws and otherwise to authorize the execution and performance of this
Agreement, and this Agreement is a valid and binding obligation of Sunglobe enforceable in accordance with its terms.

                  (c) The execution, delivery and performance of this Agreement does not and will not violate any provision of the articles of incorporation or by-laws of Sunglobe, any provision of any agreement or commitment to which MHC is a party, or which is applicable to Sunglobe, or to its knowledge violate any statute, law, regulation or rule or any judicial or administrative judgment, decree or order to which it is a party or is subject.

                  (d) No consent, order, permit, or other authorization, approval or similar action is required from any party, court, governmental authority or agency for Sunglobe to enter into this Agreement and assume the responsibilities assigned to it hereunder.

         VII. RELATIONSHIP OF PARTIES

         7.1 It is expressly understood and agreed that this Agreement establishes a relationship of independent contractors and, except as their respective roles in the Project are expressly described herein, creates no partnership between the parties, and neither party shall be empowered or authorized to act as an agent for the other or to bind the other in any manner except as specifically herein provided.

         VIII. TRADE NAMES AND TRADEMARKS

         8.1 Neither party will in any manner represent that it has any rights in or to the trade names or trademarks of the other party hereto (the "Trademark Party") used to identify such the Trademark Party's business, services or products, nor will it attempt to use or display such trade names or trademarks unless the Trademark Party gives prior written approval for such representation or usage to be made. Neither party hereto shall register or attempt to register any such trade name or trademark of the Trademark Party under the laws of any jurisdiction and will not at any time do or cause to be done any act or thing impairing the distinctiveness of such trade names or trademarks or any part of the Trademark Party's interest therein, whether or not such trade names or trademarks are registered.

         IX. INDEMNIFICATION

         9.1 Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party, its directors, officers, employees, agents, successors and permitted assigns (collectively , the "Indemnified Parties") from and against any losses, damages, liabilities, expenses, costs, claims, suits, demands, actions, causes of action, proceedings, judgments, assessments, deficiencies and charges, including physical damage to tangible property and personal injuries, including death, to all persons arising from:

                  (a) any negligent act or omission or willful or reckless misconduct by the Indemnifying Party in the performance of this Agreement;


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                  (b) the Indemnifying Party's relationships with its employees, suppliers, subcontractors, agents and consultants in the course of its performance of this Agreement; or

                  (c) any claim that the Indemnifying Party, in the course of performance of this Agreement, has violated any letters patent, copyright, mask work, trademark, trade name, trade secret or other intellectual property of any third party.

         9.2 In the event an Indemnified Party is entitled to indemnification hereunder for any claim, the Indemnified party shall promptly, and in no event more than fifteen (15) days after becoming aware of the claim for which indemnification is sought, provide written notice of such claim to the Indemnifying Party .The Indemnifying Party shall promptly defend such claim by counsel of its own choosing and the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such claim, including the settlement of the matter on the basis stipulated by the Indemnifying Party, with the Indemnifying Party being responsible for all costs and expenses associated with such settlement. The Indemnifying Party shall keep the Indemnified Party reasonably advised of the progress of any lawsuit or other proceeding or negotiation, and of any settlement proposal and discussions with respect to such claim. If the Indemnifying Party within a reasonable time after notice of an indemnified claim fails to defend the Indemnified Party, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party .The Indemnifying Party shall be entitled to settle or compromise a claim hereunder as it sees fit, provided, however, that

                  (a) if there is a reasonable probability that the settlement or compromise of the claim may materially and adversely affect the Indemnified Party, the Indemnifying Party will not settle or compromise the claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, and

                  (b) if the facts giving rise to indemnification hereunder involve a possible claim by the Indemnified party against a third party, the Indemnifying Party that is providing indemnification hereunder shall be entitled, at its own cost and expense, to undertake the prosecution, settlement and compromise of such claim against such third party.

         X. LIMITATION OF LIABILITY

         10.1 Except as provided under Article X above, neither party shall be liable to the other for any amounts representing loss of profits, loss of business, or other indirect, special, exemplary, consequential or punitive damages of any nature whatsoever, whether for breach of contract, tort or under any other legal theory.


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         XI. FORCE MAJEURE

         11.1 Neither party hereunder shall be liable to the other for any delay in performance or failure to perform due to or resulting from acts of God or of the public enemy or of a governmental agency of appropriate jurisdiction, fires, floods, earthquakes, epidemics, quarantines, strikes, walkouts or work stoppages, war, civil strife or insurrection.

         11.2 The failure of a party to perform due to Force Majeure as defined above shall be excused for so long as such cause of Force Majeure persists, provided, however, that the party whose performance is impacted by such Force Majeure shall take all reasonable steps to avoid or remove such causes of nonperformance and shall continue or resume performance promptly upon the removal of such causes of Force Majeure.

         11.3 In the event any cause of Force Majeure prevents the timely performance of this Agreement for a period of sixty (60) days or more, either party shall be entitled to terminate this Agreement without any further liability to the other party.


         XII. CONFIDENTIALITY AND MEDIA RELEASES

         12.1 It is understood that, in the course of their performance of this Agreement, the parties might gain access to financial information, business plans, personnel information, software, inventions (whether patented or not), intellectual property, trade secrets and other confidential and proprietary information of one another not routinely disclosed to the public (collectively, "Confidential Information"). Each party (the "Receiving Party") agrees to treat such Confidential Information of the other party (the "Disclosing Party") with confidentiality and not to disclose it to any other party or to use it for any purpose other than the performance of this Agreement.

         12.2 This covenant of confidentiality shall not apply to Confidential Information of a Disclosing Party which is known to the other Receiving Party prior to its disclosure during the course of performance of this Agreement, or which becomes public information without disclosure by the Receiving Party, or which is required to be disclosed to a court or administrative agency of competent jurisdiction, provided that, in such latter case, the Receiving Party shall inform the Disclosing Party of the judicial or administrative order for disclosure and shall give the Disclosing Party a reasonable opportunity to oppose such order, or which is required to be disclosed by law or rules and regulations of any stock exchange of appropriate jurisdiction.

         12.3 This covenant of confidentiality shall survive the termination of this Agreement for any reason whatsoever by three years.

         12.4 Except for disclosures required by legal, accounting or regulatory requirements beyond the reasonable control of either party hereto (including, rules of any stock exchange), any media release, public announcement or public disclosure of this Agreement shall be coordinated by the parties and mutually approved in advance of being publicized.


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         12.5 The parties acknowledge that a violation of the terms of this article shall not be susceptible to adequate remedy through the payment of monetary damages and that, as a result, either party shall be entitled to equitable relief to enjoin the other party from breaching or continuing to breach the terms of this article.


         XIII. TERMINATION

         13.1 This Agreement may terminate under any of the following circumstances:

                  (a) Upon expiration of the term of this Agreement, or any renewal or extension thereof, without agreement by the parties for renewal or further renewal.

                  (b) At any time by mutual agreement of the parties.

                  (c) By unilateral decision of either party (the "Terminating Party") following a default of a material provision of this Agreement by the other party (the "Defaulting Party") and failure by the Defaulting Party to cure such default within thirty (30) days of receiving written notice thereof from the Terminating Party; it being understood and agreed by the parties that failure to provide quality services that must be provided under this Agreement would be deemed a default of a material provision of this Agreement. ,

                  (d) By unilateral decision of the Terminating party in the event the other party voluntarily seeks protection of the bankruptcy laws of any appropriate jurisdiction, or has a petition for involuntary bankruptcy filed against it which petition it is unable to dismiss within sixty (60) days, or makes a general assignment for the benefit of its creditors, or ceases to function as a going concern.


         XIV. NOTICES

         14.1 Any notices required or permitted to be given or made by a party under this Agreement shall be in writing and shall be provided to the other party to the following addressees:


If to MHC:                 Mr. Emanuel Gonzalez-Revilla L.
                           HSBC Building, II th Floor
                           Samuel Lewis Avenue
                           Panama City, Republic of Panama
                           Fax: (507) 263-1563


With a copy to:            Ricardo M. Arango, Esq.
                           Arias, Fabrega & Fabrega
                           Bancomer Building, 16 Floor
                           50th Street
                           Panama City, Republic of Panama
                           Fax: (507) 263-8919


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If to Sunglobe:            Mr. Barry Pasternak, CEO
                           Sung1obe Fiber Systems Corporation
                           Suite 370
                           1550 Sawgrass Corporate Parkway
                           Sunrise, FL 33325
                           United States of America
                           Fax: 954-835-0064


With a copy to:            Delbert D. Smith, Esq.
                           Dorsey & Whitney LLP
                           Suite 300 South
                           1001 Pennsylvania Ave., N.W.
                           Washington, DC 20004
                           Fax: 202-824-8990


         14.2 Notices given hereunder may be made by personal delivery, facsimile (with confirmation of transmittal completed) or prepaid international courier, with confirmed tracking number. Notice shall be deemed to be received on the earliest of (a) the date of actual receipt, (b) the first business day following facsimile transmittal with confirmation of transmittal, or (c) two business days following dispatch by international courier.


         XV. DISPUTE RESOLUTION

         15.1 In the event of a dispute arising under or with regard to the terms of this Agreement which cannot be resolved by the good faith efforts of the parties within fifteen (15) days, either party may commence a binding arbitration of such dispute under the rules of the American Arbitration Association. Such arbitration shall be conducted in Miami, Florida, in the English language. Each party shall appoint, within ten business (10) days of the filing of a request for arbitration, an arbitrator and the two arbitrators appointed by the parties shall, within another ten (10) business days of their appointment, appoint a third arbitrator to consider the case.

         15.2 The parties agree that the results of any such arbitration shall be legally binding on them, provided that the successful party in such an arbitration may seek enforcement of the arbitral award in a court of competent jurisdiction.


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         XVI MISCELLANEOUS PROVISIONS


         16.1 This Agreement, and any disputes arising under it, shall be governed by and construed in accordance with the terms of the laws of Panama, without giving effect to the conflict of law provisions thereof.

         16.2 The parties agree that they shall enter into such further undertakings or agreements, and sign such other documents, as shall be necessary and appropriate for the fulfillment of the terms of this Agreement.

         16.3 All documentation, notices, reports and correspondence under this Agreement shall be submitted and maintained in the English language.

         16.4 Neither party shall have the right to assign this Agreement or any rights or responsibilities arising under it without the prior written consent of the other party, except that MHC may assign this Agreement to any wholly-owned subsidiary of MHC, for the performance of which MHC will remain responsible to Sunglobe hereunder.

         16.5 During the term of this Agreement and for a period of one year after the termination of this Agreement, Sunglobe will not, directly or indirectly, participate in another project, nor will it provide services to a third party, to create a network access point in Panama for the provision of broadband Internet services into and out of Panama, unless such termination resulted from the breach of the terms of this Agreement on the part of MHC or MHC's bankruptcy.

         16.6 If any provision of this Agreement is declared or found to be illegal, unenforceable, contrary to public policy or otherwise void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder of the Agreement shall be enforced to the extent permitted by law.

         16.7 A waiver or failure to enforce by either party of any of the covenants, conditions or undertakings to be performed by the other party hereunder shall not constitute or be construed as a waiver of any succeeding breach thereof or of any other covenant, condition or undertaking or of this Agreement taken generally.

         16.8 Nothing in this Agreement is intended or shall be construed to confer upon or give to any person, firm or entity , other than the parties hereto and their respective successors and permitted assigns any right, authority, remedy or claim by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

         16.9 This Agreement constitutes the entire and exclusive understanding of the parties regarding the subject matter hereof and supersedes any and all oral or other written representations, understandings or agreements relating thereto. This Agreement may not be amended except by the joint written agreement of both parties hereto.


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                  IN WITNESS WHEREOF, the parties hereto have affixed their
signatures and seals below, the first date set forth above, intending to be bound thereby.


SUNGLOBE FIBER SYSTEMS                              MULTIHOLDING CORPORATION
CORPORATION


By:   Illegible                                    By:   Illegible
   ------------------------                           --------------------------
   President and CEO                                   Chief Executive Officer